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                                                                      EXHIBIT 12

                  PENHALL INTERNATIONAL INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES

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
                                                1994          1995          1996          1997           1998
                                            ------------  ------------  ------------  -------------  ------------

Earnings before income taxes..............  $  6,647,000  $  8,315,000  $  8,623,000  $   9,864,000  $  5,232,000
Fixed charges--interest expense...........  $    399,000  $    623,000  $    919,000  $     947,000  $  1,204,000
                                            ------------  ------------  ------------  -------------  ------------
                                            $  7,046,000  $  8,938,000  $  9,542,000  $  10,811,000  $  6,436,000
                                            ------------  ------------  ------------  -------------  ------------
                                            ------------  ------------  ------------  -------------  ------------
Ratio of Earnings to Fixed Charges........   17.7 to 1     14.3 to 1     10.4 to 1      11.4 to 1      5.3 to 1
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